UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2011

Microsemi Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08866	95-2110371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2381 Morse Avenue Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 221-7100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective August 9, 2011, the Company’s Board of Directors (the “Board”) approved an amendment and restatement of the Company’s bylaws (as amended, the “Second Amended and Restated Bylaws”).

The following is a summary of the material changes included in the Second Amended and Restated Bylaws. The section numbers referenced below refer to sections included in the Second Amended and Restated Bylaws, unless otherwise indicated.

ARTICLE II. MEETINGS OF STOCKHOLDERS; ARTICLE VI. CERTIFICATES FOR SHARES; UNCERTIFICATED SHARES; RECORD DATE

Notice of Meetings; Adjournments; Fixing Record Date. Sections 4 and 8 of Article II and Section 5 of Article VI have been revised to provide for the fixing of different record dates for determining the stockholders entitled to notice of a stockholders’ meeting and for determining the stockholders entitled to vote at such meeting, as permitted under the Delaware General Corporation Law (the “DGCL”). Section 8 of Article II has also been updated to clarify that a stockholders’ meeting may be adjourned by either the chairman of the meeting or the holders of a majority of the stock entitled to vote at such meeting.

Notice of Stockholder Business and Nominations. Section 6 of Article II has been updated to require that the notice by a stockholder of its intention to nominate a director or bring a proposal before an annual meeting of stockholders include information about the stockholder’s interest in the proposed business to be brought before the meeting and information about whether the stockholder or any affiliated person has engaged in hedging or similar transactions in the Company’s stock or whether the stockholder or any affiliated person holds any derivative securities or similar rights related to the Company’s stock. In addition, the notice requirements have been expanded to include information concerning affiliated persons in addition to the information previously required concerning the stockholder.

ARTICLE III. DIRECTORS

Committees of Directors. The limitations on the authority of Board committees to fill vacancies on the Board or other Board committees and to fix director compensation, previously contained in Section 13 of Article III, have been deleted.

ARTICLE IV. NOTICES

Delivery of Notices. The notice provision in Section 1 of Article IV has been updated to clarify the requirements for providing notice by electronic transmission.

ARTICLE VII. INDEMNIFICATION

Non-Exclusivity of Rights. Section 3 of Article VII has been updated to clarify the intended order of priority of individual indemnification agreements with the Company’s directors and officers over the indemnification provisions in the bylaws.

Amendment or Repeal. Section 4 of Article VII has been added to provide that the right to indemnification under the bylaws is not to be eliminated or impaired by an amendment to such bylaws after the occurrence of an event that is the subject of a claim for which indemnification is sought.

ARTICLE VIII. FORUM FOR CERTAIN ACTIONS

Article VIII has been added to provided that, except in limited circumstances, any derivative action brought by or on behalf of the Company and any direct action brought by a stockholder against the Company or any of its directors, officers or employees relating to a violation of the DGCL, the Company’s certificate of incorporation or bylaws, breach of fiduciary duty or case law relating to the internal affairs of the Company are to be brought in the Delaware Court of Chancery unless the Company consents to an alternative forum.

ARTICLE IX. GENERAL PROVISIONS

Execution of Corporate Contracts and Instruments. Section 2 of Article IX has been added to clarify the Board’s ability to delegate authority to execute contracts or other instruments on behalf of the Company.

The foregoing summary of the material changes included in the Second Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the prior Amended and Restated Bylaws of the Company, a copy of which was attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 3, 2008 and incorporated herein by reference, and the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of Microsemi Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microsemi Corporation
(Registrant)

	By:	/s/ JOHN W. HOHENER
Date: August 12, 2011		John W. Hohener
Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of Microsemi Corporation